UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203
Navy Yard Corporate Center
Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 18, 2012, Resource America, Inc. (the “Company”) modified all of its $10.0 million aggregate principal amount of 9% Senior Notes due 2013 (the “Original Notes”).  The Original Notes were modified to extend the maturity date to March 31, 2015.  All other terms of the Original Notes, including the detachable warrants issued together with the Original Notes, remain unmodified.  A form of a modified note is attached as Exhibit 4.1.

In connection with the modification of the Original Notes, the Company paid to all holders of Original Notes a modification incentive payment equal to 1% of the aggregate principal amount of each such holder’s Original Note.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

    4.1           Form of 9% Senior Note due 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource America, Inc.

Dated: December 18, 2012	By: /s/ Thomas C. Elliott Name: Thomas C. Elliott Its: Senior Vice President and Chief Financial Officer